Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-248452) of Sibanye Stillwater Limited of our reports dated 22 April 2021, with respect to the consolidated financial statements of Sibanye Stillwater Limited, and the effectiveness of internal control over financial reporting of Sibanye Stillwater Limited, included in this Annual Report (Form 20-F) for the year ended 31 December 2020.

/s/ Ernst & Young Incorporated
Johannesburg, Republic of South Africa
22 April 2021